UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 7, 2005
                                (Date of Report)

                         CLEAN WATER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      000-27629                23-2426437
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

                      2716 ST. ANDREWS BOULEVARD, SUITE 200
                            TARPON SPRINGS, FL 34688
                    (Address of principal executive offices)

                                 (727) 942-8938
              (Registrant's telephone number, including area code)


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        This Report on Form 8-K being filed by Clean Water Technologies, Inc., a
Delaware corporation (the "REGISTRANT") relates to the changes in control of the Registrant and the Registrant's appointment of two new directors to the Board of Directors (the "BOARD") of the Registrant.

ITEM 5.01.      CHANGES IN CONTROL OF REGISTRANT

        On December 1, 2005 the Registrant entered into a Securities Purchase Agreement (the "AGREEMENT"), dated as of November 30, 2005 (the "CLOSING"), with SheerVision, Inc. ("SHEERVISION"), a California Corporation, and Laurie C. Scala and Howard A. Scala (the "SELLERS"), who collectively owned beneficially and of record 4,517,800 shares (the "SHARES") of common stock, par value $0.001 per share (the "COMMON STOCK") of the Registrant, whereby the Sellers sold all of the Shares to SheerVision for cash consideration in the total aggregate amount of US$625,000 the ("TRANSACTION"). The Shares include all shares of Common Stock owned beneficially or of record thereby, or issuable upon the exercise, conversion, or exchange of securities or obligations held by, or owed to, either of the Sellers, other than an aggregate of 14,300 shares of Common Stock held by the Sellers in a custodial capacity and one or more individual retirement accounts.

        As a result of the Closing of the Transaction, SheerVision now owns 54.579% of the total outstanding shares of the Registrant's capital stock and 54.579% total voting power of the Registrant's outstanding voting securities.

        Before the Closing of the Transaction, the Registrant's Board of Directors of the Company (the "BOARD") consisted of two members, Laurie C. Scala and Howard A. Scala. In connection with the Transaction and pursuant to the terms of the Securities Purchase Agreement, on November 30, 2005 the directors voted to expand the Board thereby creating two vacancies, to which vacancies designees of SheerVision were appointed upon Closing, as more fully described in
Section 5.02 hereto.

        Prior to the aforementioned transaction, the Board approved the acquisition of all of the outstanding shares of capital stock of SheerVision for such number of shares of Common Stock as shall equal 95% of the outstanding Common Stock (giving effect to such issuance). The Registrant has not yet entered into a definitive agreement with SheerVision or the shareholders thereof relating to such transaction.

        The description of the foregoing transaction does not purport to be complete and is qualified in its entirety by the terms of the agreement filed as
Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         Pursuant to the terms of the Agreement, at Closing of the Transaction all officers of the Registrant resigned and the Board of the Registrant nominated and elected Ms. Suzanne Lewsadder and Mr. Jeffrey Lewsadder to fill the two vacancies of the Registrant's Board, effective November 30, 2005.

         Suzanne Lewsadder has served as SheerVision's Chief Executive Officer since co-founding the company in 1999. Ms. Lewsadder has over twenty-five years experience starting and building enterprises, with a focus on operational management and strategic business development. As CEO of SheerVision, Ms. Lewsadder runs day-to-day operations, oversees strategic alliances and develops marketing strategies. Ms. Lewsadder holds a B.A. degree in Organization Communications, cum laude, from California State University.

         Jeffrey Lewsadder has served as SheerVision's President since co-founding the company in 1999. Mr. Lewsadder is a veteran sales and marketing executive largely from the medical device industry. As President of SheerVision, Mr. Lewsadder is responsible for the overall sales and marketing activities of the firm, including trade shows, as well as product development. He is credited with the design and development of SheerVision's product line. Jeffrey Lewsadder is the husband of Suzanne Lewsadder.


ITEM 9.01.    FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

Exhibit 10.1 Securities Purchase Agreement, dated as of November 30, 2005 among SheerVision, Inc., a California corporation, Laurie C. Scala and Howard A. Scala, and Clean Water Technologies, Inc., a Delaware corporation. (Schedules intentionally omitted.)

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 7, 2005

                                                 CLEAN WATER TECHNOLOGIES INC.


                                                 /s/ Suzanne Lewsadder
                                                 -------------------------------
                                                 Name: Suzanne Lewsadder
                                                 Title:   Acting CEO